Exhibit 10.4
Office Lease Contract

Lessor: Dongguan Vegastar electronics Co., Ltd (hereafter referred to as “Party A”)
Address:Zhushan manufacturing district, Dalang town,Dongguan
Legal representative:Zhou xiang
ID Number: 430221197601020029

Lessee: ANV Security Technology (China) Co., Ltd (hereafter referred to as “Party B”)
Address: 3 Fl, Block A, East Bldg. No. 7, Shangxue High-Tech Industrial Park, Bantian Sub-district, Shenzhen, 518129, China.
Legal representative: Yang xiaolin
ID Number: 370204196205210819

In accordance with “the Contract Law of the People’s Republic of China” and the relevant regulations, and after negotiation on the basis of equality, voluntariness and good faith, Party A and Party B hereby enter into this Contract (hereinafter referred to as the “Contract”) concerning Party B’s leasing of Party A’s premises.

1.
Party A will lease to Party B the entire 8th floor of No. B R&D building, Tsinghua Hi-Tech Park, North area of Shenzhen Hi-Tech& Industrial Park (hereinafter referred to as “Premises”) which has an area of 1564.15 square meters.

2.	The lease term of the Premises shall be 3 years, which shall be from January 15, 2011 to January 14, 2014.

3.
Party B undertakes that the entire floor of No. B R&D building will be only used for office and in accordance with any state or municipal regulations on usage and real estate property management. Party B shall not change above purpose of use by itself without prior written consent of Party A and approval of related authorities if needed during the Lease Term.

4.	The rent for the Premises is RMB 62.5Yuan per month per square and the total rent for a month is RMB 97759.37 Yuan. Party B can’t use the address of the Premises as its registered address.

5.	The rent shall be paid before the 5th day of each month. Party A shall issue a valid taxable invoice within 5 working days upon receipt of the rental payment from Party B.

6.
Party B will pay to Party A RMB 20000 Yuan for the earnest money of the lease when signing the Contract. Party B shall pay to Party A, within 3 days upon signing of this Contract, its first month rental payment and two months rental deposit with a total amount being RMB 293278.11 Yuan.

7.
Party A shall deliver to Party B the Premise in 3 days, on receiving the payments of one month rental payment and two month rental deposit and shall give Party B 15 days rental free period for decorating.

8.	Party B shall pay a property management fee to Property Management Office according to its standard.

9.	If Party B couldn’t pay for Party A the rents before the 15th day of one month, Party A shall have the right to take back the Premises and forfeit the deposit.

10.	During the Lease Term, Party B shall repair and fix any damage or malfunction, otherwise Party A has the right to repair by itself with the cost undertaken by Party B.

11.	During the Lease Term, Party B shall pay the electricity fee, water fee, sewage charges and other utilities fees occur in the Premises.

12.	Party A guarantees that the leased Premises is in line with all proper national regulations concerning the safety and other regulations. Party B shall use and maintain the Premises properly.

13.
During the Lease Term, if Party B intends to decorate the Premises, it shall submit to Party A a prior written application together with all drawings of design and construction and relevant materials. Party B shall start construction of its renovation project only after the written approval of Party A.

14.	Both Parties will not be liable for any loss or non performance of this Contract which has been caused by a Force Majeure event.

15.	When the Premises be expropriated by government department due to public interest, the Contract will be terminated automatically.

16.	Party A has right to terminate the Contract and require for losses upon occurrence of any one of the following events:

(1)	Party B has changed the purpose of use by itself without prior written consent of Party A and approval of related authorities if needed during the Lease Term.
(2)	Party B refuses to repair the Premises or pay for the maintenance costs which have caused serious damage to the Premises.
(3)	During the Lease Term, Party B assigns the lease or sub-lease the Premises to any third party without prior written consent of Party A.

(4)
Unless otherwise provided herein or agreed by the Parties, Party B early terminates the lease during the Lease Term. Party A shall not return two months rental deposit to Party B when Party B terminates the lease ahead of time.

Party A could inform Party B to move away from the Premises and forfeit the deposit regarding the above situations.

17.	Party B has right to terminate the Contract and require for losses upon occurrence of any one of the following events:

(1)	Party A fails to deliver the Premises to Party B on time and delays for more than one month.
(2)	The Premises delivered by Party A contained defects which potentially or actually endanger the safety of Party B.
(3)
Unless otherwise provided herein or agreed to early terminate this Contract by the Parties through negotiation, Party A early terminates the lease and takes back the Premises before expiry of the lease without complying with the provisions of the Contract. Party A should return the deposit to Party B and pay two months’ rent to Party B as penalty.

Party B could inform Party A the above situations by written forms and move away from the Premises. Party A shall return the deposit to Party B without interest and Party A shall further compensate Party B’s additional losses.

18.
If Party B assigns the lease or sub-lease the Premises to any third party without prior written consent of Party A during the Lease Term, Party A shall forfeit the deposit and has right to request Party B to pay two months’ rent as penalty.

19.
Party B shall have right of first refusal under the same conditions to lease the Premises. Party B shall submit a written application to renew the lease two months before expiration of this lease, and once the Parties agree on the rent for the renewed period according to the terms of this Contract, Party A shall agree with such renewal request and the Parties shall execute a new lease contract, Party B will be regarded as having given up its right of first refusal should Party B delay in submitting its application for renewal, and this Contract will be ended automatically upon expiration.

20.
Party B shall remove all its office stuff within 15 days upon end of this Contract unless Party A agrees to renew this lease. Party A will not pay any compensation to Party B for its renovation unless otherwise provided.

21.
Any matters not covered in this Contract, the Parties may enter into a supplemental contract upon mutual consent. Any supplemental provisions and appendices shall constitute an integral part of this Contract.

22.
If any disputes arise between the Parties in respect of performance of this Contract, the dispute shall be resolved through negotiations. If the dispute can not be solved by negotiations, either party can bring a lawsuit at the People’s Court.

23.	The Chinese version shall be prevail to this Contract.

24.	This Contract will be prepared and signed in two originals, of which Party A and Party B shall each keep one original.

25.	This Contract will take effect upon signing and affixing company stamps by the Parties.

Party A’s bank account information:
Company name: 东莞朗星五金电子有限公司
Account Number: 150050190010000858
Account Bank:东莞农村商业银行大朗支行竹山分理处

/s/
Party A: Dongguan Vegastar electronics Co., Ltd
(Stamp)
Legal representative:
Date: December 20, 2010

/s/
Party B: ANV Security Technology (China) Co., Ltd
  (Stamp)
Legal representative: Yang xiaolin
Date: December 20, 2010